AMENDED MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made this -------day of -----------, 1994, by and between KPM FUNDS, INC., a Nebraska corporation (hereinafter called "Fund") and KPM INVESTMENT MANAGEMENT, INC., a Nebraska corporation (hereinafter called "Adviser");

     In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1.  Appointment of Investment Adviser
         -------------------------------------

     The Fund hereby appoints the Adviser to manage the investment and reinvestment of assets of the KPM Equity Portfolio, KPM Fixed Income Portfolio and any other Portfolio of the Fund which may be hereafter designated as a separate series, subject to the supervision of the Board of Directors of the Fund for the period and on the terms set forth herein. The Adviser hereby accepts such appointment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall not be liable to the Fund for any act or omission by the Adviser or for any losses sustained by the Fund or its shareholders except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

       2.  Duties and Expenses of Adviser and Fund
       -------------------------------------------

     (a) The Fund shall, at all times, inform Adviser as to the securities held by it, the funds available or to become available for investment by it, and otherwise as to the condition of its affairs.

     (b) Adviser shall furnish to the Fund, at the regular executive offices of the Fund, advice and recommendations with respect to the purchase and sale of securities and investments and the making of commitments and shall place at the disposal of the Fund such statistical, research,

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analytical and technical services,  information and reports as may reasonably be required. The Adviser shall also pay or reimburse the Fund for the compensation, if any, of the officers of the Fund that are also officers or employees of the Adviser.

         The officers of the Fund or the Adviser shall use their best efforts to obtain the most favorable execution available from brokers or dealers in purchasing and selling securities. In so doing, such officers may consider such factors which they may deem relevant to the Fund's best interest, such as price, the size of the transaction, the nature of the market for the security, the amount of commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Subject to the foregoing considerations, at the Fund's expense, such officers may place orders for the purchase or sale of portfolio securities with brokers or dealers who have provided research, statistical or other financial information and services to the Fund or the Adviser. Such officers shall have discretionary authority to utilize broker-dealers who have provided brokerage and research information of the type or nature referred to in
Section 28(e) of the Securities Exchange Act of 1934 to the Fund or the Adviser even though it may result in the payment by the Fund of an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, providing, however, that the Fund officers have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by the broker-dealer effecting the transactions, viewed in terms of either that particular transaction or their responsibilities with respect to the accounts for which said officers exercise investment discretion.

     (c) Except as otherwise expressly provided herein, the Fund shall pay the following items:

     (1) the charges and expenses of any  custodian or  depository  appointed by
         the Fund for the safekeeping  of  its  cash,   securities   and   other
         property;


     (2)  the charges and expenses of auditors for the Fund:

     (3) the charges and expenses of any transfer agents and registrars appointed by the Fund:

     (4) broker's commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party:

     (5) all  taxes  and  corporate  fees  payable   by  the  Fund  to  federal,
         state or other governmental agencies:

     (6) compensation of the  disinterested  directors of the Fund, as such, and
         all expenses of Fund  shareholders' and  directors'   meetings  and  of
         preparing,  printing and mailing  reports to shareholders of the Fund:

     (7) charges and expenses of legal counsel for the Fund in connection with legal matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate existence, corporate and financial structure, relations with its stockholders, and the issuance of securities: and

     (8) all other bookkeeping, administrative and operational costs, charges and expenses of the Fund, without limitation.

      3.  Fees of Adviser
        --------------------

     For the services to be furnished by the Adviser hereunder, the Fund shall, commencing with the effective date of the first public offering of shares of the Portfolios, pay Adviser an annual fee as set forth on Appendix A equal to a percentage of the average net asset value of the

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Portfolios  as  ascertained  on each business day and paid monthly to the extent that additional series of the Fund are added in the future, the Fund will pay the fee as approved by the Board of Directors of the Fund which such fee shall be described on an Appendix A to this Agreement.

         The compensation for the period from the effective date hereof to the next succeeding last day of the month shall be prorated according to the proportion which such period bears to the full month ending on such date, and provided further that, upon any termination of this Agreement before the end of any month, such compensation for the period from the end of the last month ending prior to such termination to the date of termination, shall be prorated according to the proportion which such period bears to a full month, and shall be payable upon the date of termination. For the purpose of the Adviser's compensation, the value of the Fund's net assets shall be computed in the manner specified in its Articles of Incorporation or By-Laws in connection with the determination of the net asset value of its shares.

         4.   Independent Contractor
         --------------------------------

         Adviser shall, for all purposes herein, be an independent contractor and shall have no authority to act for or represent the Fund in its investment commitments unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by Adviser whether on behalf of Adviser or whether purported to have been entered into on behalf of the Fund shall be binding upon the Fund, and all acts authorized to be done by Adviser under this Agreement shall be done by it as an independent contractor and not as agent.

         5.  Non-Exclusive Services of Adviser
         -------------------------------------

         Except to the extent necessary for performance of Adviser's obligations hereunder, nothing shall restrict the right of Adviser or any of its directors, officers, or employees who may be directors, officers or employees of the Fund to engage in any other business or to devote time

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and attention to the management or other aspects of any other  business  whether of a similar or dissimilar nature or to render services of any kind to any other corporation, firm, individual or association. The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

         6. Effective Period and Termination of this Agreement This Agreement shall become effective on the effective date of the first public offering of the Fund's shares, and shall continue in effect unless sooner terminated as herein provided until the last day of the second fiscal year ending after the Effective Date, and thereafter shall continue in effect only if approved at least annually: (a) by the Board of Directors of the Fund: or (b) by the vote of a majority of the outstanding shares of the Fund (as defined in the Investment Company Act of 1940) and, in addition, (c) by the vote of a majority of the directors of the Fund who are not parties hereto nor interested persons of any party, as required by the Investment Company Act of 1940, provided that the first such approval by directors under (a) or (c) shall take place within thirty days prior to or after the last day of the second fiscal year after the Effective Date, and each subsequent annual approval shall take place within thirty days prior to or after the last day of the fiscal year in each year thereafter, and if approval made by the vote of shareholders, such approval shall be made at a meeting held at any time in any calendar year, and each such approval whether under (a) and (c) or under (b) and (c) shall be effective to continue such contract for a period ending on the corresponding day of approval of the next succeeding year.

         This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund, or by a vote of a majority of the outstanding voting securities of the Fund, in either case upon not less than sixty (60) days' written notice to Adviser, and it may be terminated by Adviser upon sixty (60) days' written notice to the Fund.

         7.       Assignment of Agreement Prohibited
         --------------------------------------------

         This Agreement will automatically be terminated in the event of its assignment. It may not be transferred, assigned, sold, or in any manner hypothecated or pledged: nor may any new agreement become effective without the affirmative vote of a majority of those directors of the Fund who are not parties to such Agreement or interested persons of any such party, and ratified by a vote of the majority of the outstanding voting securities of the Fund, provided that this limitation shall not prevent any minor amendments to the Agreement which may be required by federal or state regulatory bodies.

         8.       Interested Persons
         ---------------------------

         It is understood that directors, officers, agents and stockholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers, agents, stockholders or otherwise; that directors, officers, agents, and stockholders of the Adviser are or may be interested in the Fund as directors, officers, agents, stockholders or otherwise: and that the Adviser (or any such successor) is or may be interested in the Fund as stockholder or otherwise.

         9.       Definitions
         ---------------------

         For the purpose of the Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person" shall have the respective meanings specified in the Investment Company Act of 1940 as now or hereafter in effect.

         10.      Proprietary Interest of Adviser
         ----------------------------------------

         The parties hereto acknowledge and agree that the letters "KPM" are proprietary to and the sole and exclusive property of the Adviser. Adviser hereby licenses the use of the letters

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"KPM" to the Fund for a term concurrent  with the term of this  Agreement.  From and after a date which is one hundred eighty (180) days after the termination of this Agreement, Fund shall not do business under any name containing the letters "KPM" without the prior written consent of Adviser.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.


                                             KPM FUNDS, INC.


                                             By --------------------------------
                                             President

Attest --------------------------
       Secretary

                                             KPM INVESTMENT MANAGEMENT, INC.


                                             By  ------------------------------
                                              President

Attest--------------------------
        Secretary

                                   APPENDIX A


                                      FEES

         KPM Equity Portfolio                         .75%

         KPM Fixed Income Portfolio                   .60%


         The Adviser further agrees until further notice to voluntarily reimburse the Portfolios monthly, to the extent of the advisory fee paid, in an amount necessary to limit the Portfolios total expenses, other than extraordinary expenses, to an amount not exceeding an annual rate of 1.50% for the KPM Equity Portfolio and 1.25% for the KPM Fixed Income Portfolio.